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                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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Check the appropriate box:

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                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             NORTH AMERICAN GAMING
                         AND ENTERTAINMENT CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

PRELIMINARY COPY

                           NORTH AMERICAN GAMING AND
                           ENTERTAINMENT CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION (the "Company") will be held on Thursday, June 4, 1998 at 10:00 a.m., local time, at the Crown Plaza Suites, located at 7800 Alpha Road, Dallas, Texas, for the following purposes:

          (1) To elect three members of the Board of Directors to serve until the 1999 annual meeting of stockholders or until their respective successors are duly elected and qualified;

          (2) To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares; and

          (3) To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     The holders of record of Common Stock, Class A Preferred Stock and Series B Preferred Stock of the Company at the close of business on May 4, 1998 will be entitled to vote at the meeting.

     For a period of at least ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder during ordinary business hours at the Company's offices at 13150 Coit Road, Suite 125, Dallas, Texas 75240.


                                 By order of the Board of Directors

                                 E. H. Hawes, II
                                 President

May 22, 1998

                             ---------------------

     You are cordially invited to attend the meeting in person. Even if you plan to be present, you are urged to sign, date and mail the enclosed proxy promptly. However, if you attend the meeting, you may vote in person or by your proxy.

PRELIMINARY COPY

                             NORTH AMERICAN GAMING
                         AND ENTERTAINMENT CORPORATION

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF STOCKHOLDERS


                                 JUNE 4, 1998



     This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors of North American Gaming and Entertainment Corporation (the "Company"). The proxies solicited in connection with this proxy statement will be used at the annual meeting of stockholders of the Company to be held on Thursday, June 4, 1998, at 10:00 a.m., local time, at the Crown Plaza Suites, located at 7800 Alpha Road, Dallas, Texas 75240, and at any adjournment thereof, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as specified therein. If either of the enclosed forms of proxy is executed and returned, it may nevertheless be revoked by written notice to either of the persons named as a proxy or the Secretary of the Company at any time before it is exercised, by voting in person at the meeting or by giving a later proxy. This proxy statement and the enclosed forms of proxy are being mailed on or about May 22, 1998.

     The Company's principal executive office is located at 13150 Coit Road, Suite 125, Dallas, Texas 75240, and its telephone number is (972) 671-1133.

     At the close of business on May 4, 1998 (the "Record Date"), the Company had outstanding and entitled to vote 24,999,698 shares of Common Stock, $.01 par value (the "Common Stock"), 1,287,000 shares of Class A Preferred Stock, $3.00 par value (the "Class A Preferred Stock"), and 3,096,000 shares of Series B Convertible Preferred Stock, $.01 par value (the "Series B Preferred Stock"). The holders of Common Stock, Class A Preferred Stock and Series B Preferred Stock will vote together as one class, and not as separate classes, at the annual meeting for the election of directors and for the approval of the amendment to the Certificate of Incorporation described herein (the "Amendment"), and the holders of Common Stock will vote as a separate class for approval of the Amendment. The holders of record of such shares on such date will be entitled to one vote at the annual meeting for each share held by them. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock, Class A Preferred Stock and Series B Preferred Stock (treated as one class) entitled to vote at the annual meeting will constitute a quorum for the combined voting, and a majority of the outstanding shares of Common Stock entitled to vote at the annual meeting will constitute a quorum for the separate class vote of Common Stock.

     The Annual Report to Stockholders for the year ended December 31, 1997, including financial statements, is enclosed with this proxy statement.

                           MATTERS TO BE ACTED UPON


     As of the date of this proxy statement, the Board of Directors of the Company knows of no other matters other than Proposal 1 and Proposal 2, described below, which are likely to be presented for consideration at the annual meeting. However, if any other matters should properly come before the meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters and with respect to matters incident to the conduct of the meeting. Votes will be counted at the meeting by an election judge to be appointed by the Company prior to the meeting. An abstention or non vote on a matter will not be counted for purposes of determining whether the required vote necessary to approve such matter was received.

PROPOSAL 1 - ELECTION OF DIRECTORS

     At the annual meeting, the holders of Common Stock, Class A preferred Stock and Series B Preferred Stock (voting as one class) will be asked to consider and act upon a resolution to elect three members of the Board of Directors. Directors will be elected by a plurality of votes.

PROPOSAL 2 - APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     At the annual meeting, the holders of Common Stock, Class A Preferred Stock and Series B Preferred Stock (voting as one class), and the holders of Common Stock voting as a separate class, will be asked to consider and act upon the approval of the Board of Directors' recommendation to approve and adopt the amendment to the Company's Certificate of Incorporation, in the form attached hereto as Annex A, to increase the number of authorized shares of Common Stock from 25,000,000 shares, with par value of $.01 per share, to 100,000,000 shares, with par value of $.01 per share. The affirmative vote, either in person or by proxy, of the holders of more than 50% of the shares of Common Stock, Class A Preferred Stock and Series B Preferred Stock outstanding as of the Record Date (voting as one class), and the holders of more than 50% of the shares of Common Stock outstanding as of the Record Date (voting as a separate class), is necessary to approve and adopt the Amendment. Accordingly, if a stockholder abstains from voting certain shares on the approval and adoption of the Amendment, or a beneficial owner fails to deliver written instructions to his nominee holder of shares so that the nominee holder is not able to vote such shares, it will have the effect of a negative vote.


                                  PROPOSAL 1
                             ELECTION OF DIRECTORS


     At the meeting, three directors are to be elected to hold office until the 1999 annual meeting of stockholders or until their successors are elected and qualified. The Company's Bylaws provide that the number of directors shall be not less than three nor more than fifteen, as established by resolution of the Board of Directors. The Board of Directors is now comprised of three members, as fixed by the Board of Directors.

     Proxies for shares of Common Stock, Class A Preferred Stock and Series B Preferred Stock may not be voted for a greater number of persons than the number of nominees named in this proxy statement. It is the intention of the persons named in the enclosed forms of proxy to vote such proxies FOR the election of the nominees named below unless authorization is withheld on the proxy. Management does not contemplate that any nominee will be unable or unwilling to serve as a director or become unavailable for any reason, but if such should occur before the meeting, a proxy voted for any such individual will be voted for another nominee to be selected by management.

     Each of the enclosed forms of proxy provides a means for holders of Common Stock, Class A Preferred Stock or Series B Preferred Stock to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all such nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a holder of Common Stock, Class A Preferred Stock or Series B Preferred Stock does not specify otherwise, the shares represented by such stockholder's proxy will be voted for the nominees listed therein or, as noted above, for other nominees selected by management. The withholding of authority or abstention will have no effect upon the election of directors by holders of Common Stock, Class A Preferred Stock and Series B Preferred Stock because under Delaware law directors are elected by a plurality of the votes cast, assuming a quorum is present. The presence of a majority of the outstanding shares of Common Stock, Class A Preferred Stock and Series B Preferred Stock (treated as one class) will constitute a quorum. The shares held by each holder of Common Stock, Class A Preferred Stock and Series B Preferred Stock who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

     International Tours, Inc. ("International") and E.H. Hawes, II, the Chairman, President and Chief Executive Officer of the Company, beneficially owned 9,032,776 shares of Common Stock and 3,096,000 shares of Series B Preferred Stock at the Record Date, representing approximately 41.3% of the outstanding combined shares of Common Stock, Class A Preferred Stock and Series B Preferred Stock. International and Mr. Hawes have advised the Company that they intend to vote FOR the three nominees to the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE THREE NOMINEES TO THE
                                              ---
BOARD OF DIRECTORS IDENTIFIED BELOW.

                                  MANAGEMENT


DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

     The following table provides information as of April 30, 1998, with respect to each of the Company's nominees for director and each executive officer:

                                                             Served as Executive
                                                                 Officer or
           Name             Age           Position             Director Since
           ----             ---           --------           -------------------

                       DIRECTORS AND EXECUTIVE OFFICERS

   E.H. Hawes, II            59       Director (Chairman)           1998
   Daryl N. Snadon/(1)/      53       Director                      1994
   Richard P. Crane, Jr.     58       Director and Secretary        1994
   George J. Akmon           54       Executive Vice                1994
                                      President,
                                      Chief Operating Officer,
                                      Treasurer and Chief
                                      Financial Officer


                    CERTAIN OFFICERS OF CERTAIN SUBSIDIARIES

   Ron Blaylock              58       Chairman of I.T. Cruise,      1992
                                      Inc. and GalaxSea Cruises
                                      and Tours, Inc.

   Ted C. Parker             43       President of I.T. Cruise,     1997
                                      Inc. and GalaxSea Cruises
                                       and Tours, Inc.

__________________________

(1)  Member of Audit and Compliance Review Committee.


     E. H. HAWES, II. Mr. Hawes has been the Chairman of the Board, President and Chief Executive Officer of the Company since January 7, 1998. He has been the Chairman of the Board of IT Financial Corporation ("ITFC"), which is the holding company for International Tours, Inc. ("International"), since 1969, and has been the Chairman of the Board of International since 1969. ITFC and International are privately owned corporations engaged in the business of travel agency franchising and travel agency training and schools. Mr. Hawes has also been President of Glacier Petroleum, Inc., a privately owned oil and gas exploration company, since 1971.

     DARYL N. SNADON. Mr. Snadon has been a Director of the Company since January 1994. He has been sole proprietor of Beltway Development Company, a real estate development company, in Dallas, Texas since 1973. Mr. Snadon has also been the Chief Executive Officer of Beltway Construction Incorporated, a general contractor, in Dallas, Texas since 1975, and President of Beltway Management Corporation, a real estate leasing and management company, since 1988. Mr. Snadon holds an undergraduate degree from the University of Missouri and is a graduate of the University of Missouri School of Law.

     RICHARD P. CRANE, JR. Mr. Crane has been a partner in the law firm of Musick, Peeler and Garrett, Santa Monica, California, since February 1997, and prior to that time was a partner in the laws firms of Crane & McCann, Santa Monica, California, for approximately three years, Crane, Rayle & Lennemann, Santa Monica, California, for approximately two years, and Girardi, Keese & Crane, Los Angeles, California, for 14 years. Mr. Crane has practiced law for over 33 years, seven of which were with the U.S. Attorney General's Office where for five years he was the Attorney in Charge and Chief Trial Counsel of the Organized Crime and Racketeering Section of the Western Regional Office. He has served as a Director and as Secretary of the Company since October 1994. Mr. Crane is also a director of Service Merchandise, Inc. and Bullet Sports International, Inc. both of which are publicly traded companies. He is a graduate of Vanderbilt University and holds a law degree from Vanderbilt University Law School.

     GEORGE J. AKMON. Mr. Akmon has served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company since November 1, 1994, as Treasurer since March 2, 1995, and served as a Director from November 1, 1994 until January 1, 1998. He also served as President and a Director of OM Investors, Inc. ("OM") from October 17, 1994 until December 15, 1995. He was also appointed as the Manager of OM Operating, L.L.C. ("Operator") on April 15, 1998. Mr. Akmon has been involved in the gaming and resort industries for approximately 25 years. Prior to his affiliation with the Company, Mr. Akmon owned his own consulting firm for approximately 14 months and provided consulting services in the gaming industry and general business area. Prior to that he was Chief Financial Officer of the Dunes Hotel & Country Club in Las Vegas, Nevada, for nine months, Chief Financial Officer and Director of Operations for Windmill Harbour Co., a resort community in Hilton Head, South Carolina, for two and one-half years, Vice President/General Manager of Harbour Town Resorts, a resort in Hilton Head, South Carolina, for two and one-half years, and Chief Financial Officer of Sea Pines Resorts in Hilton Head, South Carolina, for one year. He also served as Controller of Harrah's Resort in Reno/Lake Tahoe from February 1972 through November 1983. Mr. Akmon is a graduate of California State University with a B.A. in Economics.

     RON BLAYLOCK. Mr. Blaylock served as the President of I.T. Cruise, Inc. ("I.T. Cruise") from June 1993 until October 1997 and has served as Chairman since June 1993. He has also served as Chairman of GalaxSea Cruises and Tours, Inc. ("GalaxSea") since October 1995, and served as President of GalaxSea from October 1995 until September 1996. He has been the President of International since 1970 and the President of ITFC since 1986.

     TED C. PARKER, JR. Mr. Parker has served as President of both GalaxSea and I.T. Cruise since October 1997 and as Vice President of International since November 1995. He was Vice President and a Director of both GalaxSea and I.T. Cruise from November 1995 until October 1997. He was a consultant for International and the Company from October 1994 until October 1995, and served as President of Western Natural Gas Company (the Company's predecessor) from January 1986 until October 1994. Mr. Parker holds an undergraduate degree from Vanderbilt University and is a graduate of the Southern Methodist University School of Law.

     During 1997, the Board of Directors held two meetings. The Company has an Audit and Compliance Review Committee, but does not have a nominating or compensation committee or any committee performing similar functions.

     The Audit and Compliance Review Committee presently consists of Daryl N. Snadon. This Committee is responsible for serving in an oversight and supervisory capacity in the areas of accounting, auditing, licensing and statutory and regulatory compliance. The Committee was appointed in November 1994 but did not hold a meeting in 1997.

     Non-officer directors of the Company were paid a fee of $1,250 during 1997 for serving as a director, plus $500 for each meeting of the Board attended. In addition, the Company reimburses the directors for their expenses (if any) incurred in connection with their duties as directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or upon written representations received by the Company, the Company is not aware of any failure by any officer, director or beneficial owner of more than 10% of the Company's Common Stock to timely file with the Securities and Exchange Commission any Form 3, 4 or 5 relating to 1997.

CERTAIN TRANSACTIONS

     Restructure of OM Operating, L.L.C. Louisiana law requires a device operator's license in order to own and operate truck stop video poker devices, and further requires that a licensed device owner and operator be at least majority owned by Louisiana residents. Following the merger ("Merger") of the Company and OM, there could be no assurance that the Company would be majority owned by Louisiana residents, and if not, then OM would not be deemed majority owned by Louisiana residents and would lose its device operator's license to operate and manage its truck stop video poker casinos. Consequently, on the effective date of the Merger, OM contributed and assigned to OM Operating, L.L.C. ("Operator") all of its rights, duties and obligations to operate OM's existing video poker casinos and its tavern route, and Operator became the licensed device operator. Operator is a Louisiana limited liability company organized by OM and Donald I. Williams ("Williams"), a former director and Vice President of OM until the effective date of the Merger. Operator is owned 51% by Williams and 49% by the Company, as successor in merger to OM, and will exist until the earlier of December 31, 2050 or the date that Operator no longer owns or operates any video poker devices.

     In addition to contributing and assigning the right to operate the video poker casino and tavern route operations to Operator, the Company, as successor in merger to OM, also contributed and assigned all of its interest in 259 video poker devices and related operating assets, subject to approximately $861,098 of debt (as of the effective date of the Merger) which Operator agreed to pay. In each of 1995 and 1996, the Company contributed and assigned an additional 50 devices and related operating assets subject to approximately $91,100 and $96,050 of debt, respectively, with respect to the Company's acquisition of Ozdon Investments, Inc. and the sublease with New Orleans Video Poker, Inc., and funded approximately $7,400 in leasehold improvements during 1997. In exchange for its contributions and assignments, the Company was entitled to a 49% net profits interest in Operator and a special gross income allocation and distribution equal to 20% of the net revenues generated from operation of the video poker devices. For this purpose, net revenues means total money played in all devices, less all payout of winnings and less all gaming and device taxes and fees payable to the State of Louisiana. Operator is responsible for all operational costs and expenses of the video poker casinos and the tavern route, including labor, maintenance, repair and its share of the rental or other percentage fees payable to the owners of the truck stop facilities in which the casinos are located pursuant to the contracts between the Company and such owners, the casino operations portion of which were assigned by the Company to Operator.

     Effective April 15, 1998, the Company and Williams entered into Amendment No. One (the "Amendment") to the Operating Agreement (the "Operating Agreement") of Operator to effect a restructuring of Operator which the Company believes effectively addresses certain preliminary questions and concerns raised by the Louisiana Gaming Control Board ("Gaming Control Board") and the Video Gaming Division of the Gaming Enforcement Section of the Office of State Police within the Department of Public Safety and Corrections (the "Division") in their review of Operator's application for renewal of its license to operate video poker casinos. The Company elected to voluntarily effect the restructure of Operator even though the Gaming Control Board has not made a final determination whether Operator's existing structure satisfied the Louisiana residency requirements of the Louisiana Video Draw Poker Devices Control Law and the Rules and Regulations promulgated thereunder (the "Louisiana Act"). The Company believed its existing structure satisfied such residency requirements, but believes the restructure of Operator will make an even stronger case that Operator satisfies such requirements and will allay any concerns and questions which the Gaming Control Board or Division may have in this regard. The Company has submitted to the Division and Gaming Control Board the Amendment and related documents effecting the restructure of Operator for their review in connection with their review of Operator's license renewal request. There can be no assurance that the Gaming Control Board will agree with the Company's conclusion that Operator, as restructured, complies with the residency requirements of the Louisiana Act, but the Company believes the Gaming Control Board will agree with the restructure and with the Company's conclusion.

     The Amendment deleted several provisions of, and added several new provisions to, the Operating Agreement, and certain related transactions were agreed upon to effect the restructure of Operator. Among these provisions and transactions are the ones discussed in the following paragraphs.

     The Company contributed to Operator the Company's right to a 20% special gross income allocation and distribution in exchange for 99% of the ownership interests in Operator, and then immediately and simultaneously assigned 50% of the ownership interests in Operator to Williams in exchange for a $4,000,000 nonrecourse note (the "Note") payable by Williams to the Company, so that immediately thereafter Williams owns 51% and the Company owns 49% of the ownership interests in Operator, the Company no longer has a 20% gross income allocation and distribution right, and Williams owes the Company $4,000,000 pursuant to the Note. The Note is payable solely from cash flow distributions made by Operator to Williams from the existing five video poker casinos operated by Operator (less an amount to allow Williams to pay his federal and state income taxes on Operator's net taxable income attributable to such casinos), and is secured by his 51% ownership interest and all cash flow distributions made to him with respect to the five existing video poker casinos. The principal balance of the Note is automatically reduced pro-rata (at percentages agreed upon based on 1997 net operating income of each casino) if Operator loses the right to operate any of the five existing video poker casinos.

     Williams and the Company agreed to appoint George J. Akmon, who is the Executive Vice President and Chief Financial Officer of the Company, as the Manager of Operator, to replace Williams, the previous Manager. The Manager is responsible for all routine, daily operational decisions. Decisions such as incurring debt, selling or buying devices, entering into additional agreements to operate video poker devices, amending existing agreements, and other material, nonroutine decisions require the approval of 65% of the ownership interests in Operator. Until the Note is paid in full, the Company has the right to remove and appoint a new Manager with the concurrence of Williams, and must at the request of Williams remove and replace any Manager who fails to satisfactorily perform his duties. Once the Note has been paid in full, Managers will be elected by the owners of at least 65% of the ownership interests in Operator.

     On April 15, 1998, the Company and Operator entered into a Consulting and Administrative Agreement (the "Consulting Agreement") pursuant to which the Company has agreed to provide consulting and administrative services relating to the daily management of each of Operator's video poker casinos. The Company will receive a fee of $400,000 per year for rendering such services, reduced by $50,000 for each existing video poker casino Operator loses the right to operate, and increased by $50,000 for each new video poker casino operated by Operator during the term of the Consulting Agreement. The Consulting Agreement expires on the later of April 15, 2002 or the date the Note is paid in full, provided the Company has an option to extend the Consulting Agreement for an additional six years, unless the Note was not paid in full within six years, in which case the extension is reduced so the maximum term of such extension, when added to the original term, does not exceed 12 years. The fee payable during any extension term is to be agreed upon by the Company and Operator (acting at the direction of Williams), and if they cannot reach agreement, they have agreed to submit the issue to binding arbitration so that a reasonable fee will be determined by binding arbitration.

     Williams and Operator also entered into an Employment Agreement on April 15, 1998 pursuant to which Williams will receive an annual salary of $250,000, will be eligible to participate in any employee benefit plans of Operator, will be furnished the use of a company automobile and will be reimbursed for expenses incurred on behalf of Operator during the course of his employment. The Employment Agreement terminates on the later of April 15, 2002 or the date the
Note is paid in full.

     The Company agreed to lease to Operator the land and buildings constituting The Gold Rush Truck Stop. The lease will be effective April 15, 1998 and will be a triple-net lease pursuant to which Operator will be responsible for property taxes, insurance and all repairs and maintenance, except for the foundation, outer walls and roof, for which the Company will be responsible. The lease will require annual rental payments of $400,000 and will be for a term commencing April 15, 1998 and expiring April 15, 2008, subject to a five year renewal option if elected by Williams, on behalf of Operator, at which time the rent will be adjusted based on the change in the Consumer Price Index. The Company also granted Williams a right of first refusal to purchase the land and buildings constituting The Gold Rush Truck Stop, or any portion thereof, if the Company proposes to sell them to a third party. Williams will have the prior right to purchase the land and buildings, or such portion thereof, upon the same terms and conditions and at the same price as offered by such third party.

     Pursuant to the Amendment, each of Williams (and certain related parties) and the Company (and certain affiliates) agreed that all video poker gaming opportunities within Louisiana that either party desires to pursue must first be presented to Operator for its review and determination whether it desires to pursue such opportunity. If Operator elects not to purse the opportunity, then the presenting party will be free to pursue it for a certain specified period upon terms and conditions substantially equivalent to those presented to Operator. Williams is also entitled to receive a finder's fee of $50,000 for each opportunity brought by him to Operator which is consummated by Operator.

     The Company and Williams terminated the various rights of first refusal and purchase options which the Company previously had with regard to the 51% ownership interest of Williams. Pursuant to the Amendment, if either the Company or Williams fails to maintain the suitability requirements of the Louisiana Act, his or her ownership interests may be sold to a third party, with the consent of the other party (which consent may not be unreasonably withheld), upon such terms and conditions as he or it may negotiate with such third party; provided, if such sale is not accomplished within specified time periods, the other party has the right to locate a purchaser (or buy the interest himself or itself) for a purchase price equal to the allocable share of Operator's net operating income for the preceding calendar year multiplied by a factor of two.

     As long as the suitability standards are being maintained by each party, each of Williams and the Company is given the right under the Amendment to sell his or its ownership interests at any time to any third party with the consent of the other person, which consent may not be unreasonably withheld. If the Company is selling its ownership interests, it is also entitled to assign the Consulting Agreement to the purchaser with the consent of Williams, which consent may not be unreasonably withheld, if such purchaser has expertise to perform the services being performed by the Company under the Consulting Agreement.

     River Port Truck Stop - Port Allen, Louisiana. As part of the Amendment, the Company and Williams agreed to form a new limited liability company called River Port Truck Stop, LLC to pursue development, construction, ownership and operation of the River Port Truck Stop in Port Allen, Louisiana. Initially, River Port Truck Stop, LLC will be owned 50% by the Company and 50% by Williams, but it is contemplated that additional equity partners may be admitted so that the ownership interest of each of the Company and Williams would be reduced pro-rata down to 40% each, with other equity partners owning 20%. Williams and the Company have agreed to seek financing to develop the River Port Truck Stop and other equity partners. Upon obtaining necessary financing, the Company has agreed to cause the existing lease covering the River Port location to be assigned to River Port Truck Stop, LLC.

     Acquisition of Ozdon Investments, Inc. On December 15, 1995 ("Closing"), but to be effective November 1, 1995, the Company acquired 100% of the issued and outstanding capital stock of Ozdon Investments, Inc. ("Ozdon") in exchange for 600,000 shares of the Company's Common Stock and $1 million in principal amount of Notes (the "Notes") payable by the Company to the shareholders of Ozdon ("Shareholders"), which Notes bear interest at 9% per annum, are payable in 36 equal monthly payments of principal and interest, and are secured by a pledge of the net cash flow generated from the Gold Rush truck stop video poker casino. The acquisition price was based on a third party appraisal, utilizing a discounted cash flow for a two year holding period. Lamar E. Ozley, Jr., the former President, Chief Executive Officer and Chairman of the Board of the Company, owned 46.5% of the outstanding shares of Ozdon and his wife owned 2% of such outstanding shares. Donald I. Williams also owned 46.5% of the outstanding shares of Ozdon, but transferred such shares to an affiliated limited liability company prior to the Closing. The Company agreed to dissolve and liquidate Ozdon into the Company following Closing, and to distribute the assets used in the gaming operations of Ozdon (including 50 gaming devices), subject to liabilities of approximately $91,100, to Operator. This distribution was made effective as of the date of Closing, but the Company subsequently decided to retain Ozdon as a wholly owned operating subsidiary and did not consummate the dissolution. The Company also entered into a license with Operator pursuant to which the Company gave Operator the right to operate the casino and lounge, and the right to handle all sales of alcoholic beverages at the convenience store and restaurant. This license may be terminated by either the Company or Operator upon 120 days' prior written notice to the other party. Ozdon was the original owner of The Gold Rush Truck Stop facility and video poker casino, which opened for business on February 17, 1993. Ozdon expended approximately $411,640 to construct and equip the facility.

     In addition to licensing Operator to handle the sale of alcoholic beverages at The Gold Rush, the Company has also licensed Operator to handle the sales of alcoholic beverages in the convenience stores and restaurants of two other truck stop facilities operated by the Company, both of which licenses may be terminated by either the Company or Operator upon 120 days' prior written notice to the other party.

     Sublease of the Diamond Jubilee. Operator entered into a Sublease Agreement (the "Casino Sublease") dated July 1, 1996 with New Orleans Video Poker, Inc. ("NOVP"), a Louisiana corporation 50.1% owned by Donald I. Williams and his spouse and 29.5% owned by nine other stockholders of the Company, pursuant to which Operator operates The Diamond Jubilee truck stop video poker casino in New Orleans, Louisiana. NOVP, through various agreement with third parties, manages the truck stop and related fuel operations and the restaurant. NOVP leases the truck stop operations and the video poker casino from Stanley Doussan ("Doussan") pursuant to a Lease Agreement, Addendum to Lease and Sublease and Operator's Agreement dated July 10, 1992, as amended by an Amendment to Lease and Addendum to Lease dated December 15, 1992 (collectively, the "Operator's Agreements"). The Operator's Agreements give NOVP the right to lease and operate the truck stop and video poker casino for a period of 10 years (commencing January 1, 1993). NOVP is required to pay rent to Doussan equal to 50% of the net receipts from the video poker devices (except for the first three years Doussan agreed to reduce it to 40% unless NOVP recouped $300,000 of its constructions costs prior to the end of such three year period). Net receipts are defined to mean all money played in the devices less winnings paid out and any tax or franchise fee payable to the state. NOVP is also required to pay an escalating fixed monthly rental, which is currently $3,962 per month and escalates to $4,837 per month for the last year of the term of the Operator's Agreements. Under the terms of the Casino Sublease, which was consented to by Doussan, Operator leases the video poker casino, bar, related parking area and one gasoline pump for a term of one year, subject to automatic renewal for successive one year periods at Operator's sole discretion, with a maximum of 30 one year renewals, provided NOVP can terminate the Casino Sublease at any time if the sublease payments to it fall below $5,000 per month after payment by Operator of various indebtedness assumed by it. Operator agreed to pay rent to NOVP during the term of the Casino Sublease equal to 50% of the net operating cash flow of Operator from operations of the casino, after deducting all costs and expenses of operations, interest and principal on indebtedness for furniture, fixtures or equipment, and a reasonable reserve. Operator assumed approximately $53,000 of indebtedness of NOVP as the purchase price for 50 video poker devices and an automated teller machine. Operator also has an option to sublease the truck stock and fuel operations and restaurant and purchase NOVP's 50% share of net operating cash flow. The Company also issued 450,000 shares of Common Stock to NOVP as partial consideration for NOVP entering into the Casino Sublease, and granted piggy-back and demand registration rights to NOVP expiring July 1, 1998.

     Acquisition of GalaxSea and I.T. Cruise. On June 10, 1996, the Company acquired 100% of the issued and outstanding capital stock of GalaxSea Cruises and Tours, Inc. ("GalaxSea") and 100% of the issued and outstanding capital stock of I.T. Cruise, Inc. ("I.T. Cruise") from International Tours, Inc. ("International"). Both corporations were wholly owned subsidiaries of International.

     GalaxSea was acquired by virtue of a merger with a newly created wholly owned subsidiary of the Company under the terms of which the Company issued to International 4,934,106 shares of Common Stock and 8,000,000 shares of Series B Preferred Stock. The 8,000,000 shares of Series B Preferred Stock are entitled to one vote for each share issued and will vote together with the Common Stock as one class, and not as a separate class (except where mandated by law). As a result of this acquisition, International is the largest stockholder of the Company, owning approximately 44% of the voting stock. Simultaneously with the closing of the merger with GalaxSea, the Company also restructured its existing, outstanding Class A Preferred Stock by redeeming 313,000 of the 1,600,000 outstanding shares for a $939,000 subordinated debenture, placing an agreed moratorium on the accrual of dividends for two years and obtaining from the holders of Class A Preferred stock the right to force conversion of the remaining 1,287,000 shares of Class A Preferred Stock into 8,240,000 shares of Common Stock at any time within the next two years. In the event of any such forced conversion, as part of the merger transaction, International was granted anti-dilution protection and will, upon the issuance of such shares of Common Stock to the former holders of Class A Preferred Stock, be entitled to an additional 5,452,854 shares of Common Stock without further consideration, in order to maintain its percentage ownership of voting stock at 44%. The $780,000 of dividends on the Class A Preferred Stock accumulated and accrued through May 31, 1996 continues to exist as accrued dividends payable.

     I.T. Cruise was acquired in exchange for $100,000 cash and a promissory note in the principal amount of $1,400,000 payable by the Company to International. The promissory note bears interest at nine percent per annum, is payable in 31 equal monthly installments of $50,000 each and one final installment of $27,414.22, and is secured by a pledge of the outstanding capital stock of GalaxSea and I.T. Cruise owned by the Company. As of December 31, 1997, the Company was 14 principal payments in arrears (a total of $470,673 in principal is past due; interest has not been paid since November 1, 1997, and an aggregate of $17,398 in interest is past due), and on April 1, 1998, International agreed to allow the $638,071 then accrued and owed to it to continue to remain outstanding (with interest accruing thereon) until the earlier of January 1, 1999 or the time that excess cash flow is available to pay such amount (or any portion thereof), and, further, granted relief to the Company to allow it to pay the lesser of $50,000 per month or excess available cash flow, until January 1, 1999, at which time any accrued amounts will be due and payable and the regular $50,000 scheduled monthly payments will recommence. Until such time as the regular scheduled payments on the International note recommence and the International note is current, all payments are suspended on the subordinated debentures issued by the Company in connection with the redemption of 313,000 shares of Class A Preferred Stock. As of April 1, 1998, 12 monthly payments, for a total of $313,776, have not been made pursuant to the subordinated debentures. The subordinated debentures and the amounts unpaid are expressly made subordinate to the International note as well as other senior debt of the Company.

     Lamar E. Ozley, Jr. is a Class A Preferred Stockholder and was issued a subordinated debenture in the original principal amount of $181,931.25 for the redemption of 60,644 shares of Class A Preferred Stock owned by him.

     Overhead Sharing Agreement. The Company and International have agreed to an overhead sharing arrangement pursuant to which the Company subleases approximately 2,015 square feet of office space to International in the Company's principal executive offices for a monthly rental of $1,595, and reimburses International for the portion of the salaries of International's employees attributable to services performed by them for GalaxSea and I.T. Cruise. During 1997 and 1996, the Company paid $111,000 and $105,000, respectively, in salary and employee reimbursements to International, and International paid $19,140 in rent to the Company. In 1997, the Company performed certain accounting services for International and was paid $13,000.

     Guarantees of Certain Stockholders. Eight stockholders of OM agreed to guarantee repayment of certain bank indebtedness of OM in varying amounts.
Lamar E. Ozley, Jr., J. Larry Jordan and Loy F. Weaver have jointly and severally guaranteed repayment of $1,350,000 of OM's bank debt, which was assumed by Operator at the effective date of the Merger, and which had an outstanding principal balance of $828,625 as of December 31, 1997. None of the shareholders receives compensation from the Company for such guarantees, and the guarantees are not secured by a pledge of any assets of the Company.

     Consulting Agreement.  On May 16, 1997 (but to be retroactive to January 1,
1997), the Company entered into a Consulting Agreement with E.H. Hawes, II, pursuant to which the Company paid Mr. Hawes $6,250 per month for providing various consulting services to the Company. This Consulting Agreement was terminated effective January 14, 1998 after Mr. Hawes was appointed Chairman of the Board, President and Chief Executive Officer of the Company.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company for services rendered during the fiscal years ended December 31, 1997, 1996 and 1995, and the number of options granted, to the Chief Executive Officer of the Company and the other executive officer named below, and the value of the unexercised options held by such Chief Executive Officer and the other executive officer named below on December 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                                     Long Term
                                             Annual                 Compensation-
      Name and                            Compensation               Securities           All
      Principal                      ----------------------          Underlying          Other
      Position              Year      Salary         Bonus       Options or Warrants  Compensation
      ---------             ----      ------         -----       -------------------  ------------
Lamar E. Ozley, Jr.,        1997      $78,125        $  -                  -          $      -
 Chief Executive            1996       75,000           -                  -                 -
  Officer/(1)/              1995       78,606           -                  -                 -

George J. Akmon             1997      145,000           -                  -             472/(2)/
 Executive Vice             1996      130,000         5,000            500,000         2,606/(2)/
 President,                 1995      131,250           -                  -           1,706/(2)/
 Chief Operating
 Officer, Secretary,
 Treasurer and Chief
 Financial Officer


_____________________________

(1) Mr. Ozley resigned as the Chief Execute Officer of the Company effective January 1, 1998.

(2) Includes $2,100 and $1,200 in rent subsidy in 1996 and 1995, respectively, and $472 in 1997 and $506 in 1996 and 1995 for life insurance premiums on the 20% portion of a key-man life insurance policy for which Mr. Akmon's estate is the beneficiary.

_____________________________

                            OPTION/SAR GRANT TABLE
                (OPTION/WARRANT/SAR GRANTS IN LAST FISCAL YEAR)

                       Number of
                       Securities    Percent of
                       Underlying      Total
                       Options or  Option/Warrant                Market Price
                        Warrants     Granted to    Exercise or      on Date
                        Granted     Employees in    Base Price     of Grant     Expiration
        Name               #        Fiscal Year       ($/Sh)        ($/Sh)         Date
        ----           ----------   -----------        -----         -----         ----
Lamar E. Ozley, Jr.        -             -            $   -         $    -           -

George J. Akmon            -             -                -              -           -



            AGGREGATED OPTION/WARRANT/SAR EXERCISES IN LAST FISCAL
                       YEAR AND FY-END OPTION/SAR VALUES

                                                                        Value of
                                                                      Unexercised
                         Shares              Number of Securities     In-the-Money
                        Acquired            Underlying Unexercised  Options/Warrants/
                           on      Value    Options/Warrants/SARs     SARs at 1997
                        Exercise  Realized    at 1997 FY-End(1)          FY-End
Name                       #         $                #                    $
---------------------  ---------  --------  ----------------------  -----------------
Lamar E. Ozley, Jr.      None       None              -                   $ -

George J. Akmon          None       None         710,000/(1)/               -/(1)/

________________________

(1) All options are vested. Value is based on the closing bid price of $0.03125 per share on December 31, 1997. None of the options were in-the-money on December 31, 1997.


          PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the ownership of Common Stock, Class A Preferred Stock and Series B Preferred Stock as of April 30, 1998, by each stockholder known to the Company to own beneficially more than five percent of the outstanding Common Stock or Class A or Series B Preferred Stock, each current director and nominee, and all executive officers, directors and nominees as a group, based on information provided to the Company by such persons. Except as otherwise stated, each such person has sole investment and voting power with respect to the shares set forth in the table:

                                          Class A and Series B
                                            Preferred Stock                                     Common Stock
                                          -------------------             ---------------------------------------------------------

                                                                                                    Number of Shares-
                                                                                                      Assuming Full
                                                          Percent                                     Conversion of
                                          Number            of            Number                  Class A and Series B
       Name and Address                   of             Class or         of                        Preferred Stock
       of Beneficial Owner                Shares          Series          Shares       Percent    by All Holders/(1)/   Percent/(1)/
       -------------------                ------         --------         ------       -------    --------------------  ------------

                                          Series B Preferred Stock/(2)/
                                          -----------------------------
International Tours, Inc. /(3)/            3,096,000          100.0       8,838,106       35.4          17,386,960          41.6
 13150 Coit Road
 Suite 125
 Dallas, Texas 75240

I.T. Financial Corporation/(3)/            3,096,000          100.0       9,030,432       36.1          17,579,286          42.1
 13150 Coit Road
 Suite 125
 Dallas, Texas 75240

Hawes Partners/(3)/                        3,096,000          100.0       9,030,432       36.1          17,578,716          42.1
 Shangri-La Vista Tower
 Route 3
 Afton, Oklahoma 74331

E.H. Hawes, II/(3)/                        3,096,000          100.0       9,032,776       36.1          17,581,620          42.1
 Shangri-La Vista Tower
 Route 3
 Afton, Oklahoma 74331

A. Keith Weber/(3)/                        3,096,000          100.0       9,124,161       36.5          17,673,015          42.3
 2411 W. 59th Street
 Mission Hills, Kansas 66208

Ron Blaylock/(3)/                          3,096,000          100.0       9,036,266       36.1          17,585,120          42.1
 13150 Coit Road
 Suite 125
 Dallas, Texas 75240


                                          Class A Preferred Stock/(4)/
                                          ----------------------------

Lamar E. Ozley, Jr.                          249,356           19.4       1,136,494/(5)/   4.5           2,732,992/(5)/      6.5
 6306 Mill Point Circle
 Dallas, Texas  75248

Donald I. Williams                           128,700/(6)/      10.0       1,729,000/(6)/   8.6           2,553,000/(6)/      6.1
P. & J. Williams, L.L.C.
 903 East Main
 New Roads, Louisiana  70760

J. Larry Jordan                              127,928            9.9         776,000        3.9           1,595,057           3.8
 206 Woodlawn
 Haynesville, Louisiana  71038

D.W. Morton, Ltd./(7)/                       178,893           13.9       1,355,439        6.7           2,497,909           6.0
Delwin W. Morton
Brevely G. Morton
 777 #. 15th Street
 Plano, Texas 75074

Loy F. Weaver                                152,510           11.9         839,945        4.2           1,816,388           4.3
 c/o Homer National Bank
 P. O. Box 689
 Homer, Louisiana 71040

                                          Class A and Series B
                                            Preferred Stock                                      Common Stock
                                          -------------------             ---------------------------------------------------------

                                                                                                    Number of Shares-
                                                                                                      Assuming Full
                                                          Percent                                     Conversion of
                                          Number            of            Number                  Class A and Series B
       Name and Address                   of             Class or         of                        Preferred Stock
       of Beneficial Owner                Shares          Series          Shares       Percent    by All Holders/(1)/   Percent/(1)/
       -------------------                ------         --------         ------       -------    --------------------  ------------
Daryl N. Snadon/(8)/                             -              -            535,673      2.7             535,673           1.3
 15280 Addison Rd., Ste 300
 Dallas, Texas  75248

Richard P. Crane, Jr./(9)/                       -              -            785,556      3.8             785,556           1.9
 530 Wilshire Blvd., Ste. 400
 Santa Monica, California  90401

George J. Akmon/(10)/                            -              -            710,000      3.4             710,000           1.7
 7308 Vineyard Dr.
 Plano, Texas  75025

All Executive Officers and                 3,096,000/(2)(3)/  100.0       11,064,005     42.2          19,612,849          45.6
 Directors as a Group
 (4 persons)/(8)(9)(10)/

--------------------------------------------

(1) The Company has the right prior to June 10, 1998 to force conversion of the 1,287,000 outstanding shares of Class A Preferred Stock. The Company plans to exercise this right, but will be required to hold a stockholders' meeting to amend the Certificate of Incorporation to increase the number of authorized shares prior to such conversion. Upon the Company's exercise of this right, the 1,287,000 shares of Class A Preferred Stock are convertible into 8,240,000 shares of Common Stock and International will receive an additional 5,452,854 shares of Common Stock pursuant to an anti-dilution agreement with the Company. See Item 12 - "Certain Relationships and Related Transactions -- Acquisition of GalaxSea and I.T. Cruise". For purposes of this column and the percentage ownership after conversion, the full 8,240,000 shares of Common Stock to be issued to the holders of Class A Preferred Stock upon conversion and the full 5,452,854 shares of Common Stock to be issued to International in accordance with its anti-dilution agreement are considered to be issued and outstanding.

(2) Represents Series B Preferred Stock which votes with Common Stock and Class A Preferred Stock as one class. Series B Preferred Stock is convertible into Common Stock at a rate of one share of Common Stock for one share of Series B Preferred Stock.

(3) International Tours, Inc. ("International") owns 8,838,106 shares of Common Stock and 3,096,000 shares of Series B Preferred Stock of record and beneficially, and has the right to receive an additional 5,452,854 shares of Common Stock pursuant to an anti-dilution agreement with the Company if the Class A Preferred Stock is called for mandatory conversion. I.T. Financial Corporation ("ITFC"), Edwin Hugh Hawes II, A. Keith Weber and Ron Blaylock own of record and beneficially 192,326, 2,334, 93,729 and 5,834 shares of Common Stock, respectively. Hawes Partners is a partnership one-third owned by each of Messrs. Hawes, Weber and Blaylock. ITFC and Hawes Partners beneficially own approximately 49.38% and 48.14%, respectively, of the outstanding capital stock of International, and Hawes Partners beneficially owns approximately 65% of the outstanding capital stock of ITFC. Consequently, the 8,838,106 shares of Common Stock and 3,096,000 shares of Series B Preferred Stock owned of record and beneficially by International, and the 5,452,854 shares of Common Stock issuable to International under its anti-dilution agreement with the Company, may also be deemed to be beneficially owned by each of ITFC, Hawes Partners and Messrs. Hawes, Weber and Blaylock, and are reflected accordingly in the table above for their respective ownership positions. Each of ITFC, Hawes Partners and Messrs. Hawes, Weber and Blaylock disclaim beneficial ownership of any of the other shares of the Company referenced in this note not owned of record by that person or entity. Ted
     C. Parker, Jr., an officer of International and the President of GalaxSea and I.T. Cruise, owns 1,243,335 shares of Common Stock of record and beneficially. Mr. Parker's shares are not included in the table above for the ownership positions of International, ITFC, Hawes Partners or Messrs. Hawes, Weber and Blaylock, and each of such persons and entities disclaims beneficial ownership of Mr. Parker's shares, and Mr. Parker disclaims beneficial ownership of any of the shares owned by any of such persons or entities.

(4) Represents Class A Preferred Stock which votes with Common Stock and Series B Preferred Stock as one class. The 1,287,000 outstanding shares of Class A Preferred Stock are convertible into 8,240,000 shares of Common Stock if called for mandatory conversion by the Company prior to June 10, 1998. As noted in Note (1) above, the Company plans to exercise its right to force conversion prior to June 10, 1998.

(5) Includes 12,000 shares owned of record and beneficially by Mr. Ozley's spouse, and 100,000 shares owned of record by his spouse as custodian for their minor son under the Uniform Transfer to Minors Act. Mr. Ozley disclaims beneficial ownership of these 112,000 shares.

(6) The Class A Preferred Stock is owned of record and beneficially by Mr. Williams and the Common Stock is owned of record and beneficially by P. &
     J. Williams, L.L.C., a limited liability company for which Mr. Williams serve as sole manager and owns 1% and his two adult daughters own 49% each and his wife owns 1%. Mr. Williams may direct the voting, or share in the direction of the voting, of these shares and, therefore, is deemed to beneficially own these shares. Also includes 450,000 shares of Common Stock owned of record by New Orleans Video Poker, Inc., a corporation 50.1% owned by Mr. Williams and his wife, and for which they serve as the sole directors and Mr. Williams serves as President and Secretary.

(7) D. W. Morton, Ltd. is a Texas limited partnership for which Delwin W. Morton and his wife, Brevely G. Morton, serve as general partners. D.W. Morton, Ltd. owns of record and beneficially 115,830 shares of Class A Preferred Stock and 868,500 shares of Common Stock. Mr. and Mrs. Morton may direct the voting, or share in the direction of the voting, of these shares and, therefore, are deemed to beneficially own these shares with D.
     W. Morton, Ltd.   Mrs. Morton owns of record and beneficially 63,063 shares
     of Class A Preferred Stock and 485,494 shares of Common Stock. Mr. Morton and D.W. Morton, Ltd. disclaim beneficial ownership of the shares owned by Mrs. Morton.

(8) These shares are pledged as collateral on a note payable to Mr. Snadon's former wife.

(9)  Includes a vested option to acquire 500,000 shares.

(10) Constitutes vested options to acquire 710,000 shares.


                                  PROPOSAL 2
             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

INTRODUCTION

     The Board of Directors of the Company has adopted a resolution approving, and recommends to the holders of Common Stock, Class A Preferred Stock and Series B Preferred Stock that they approve, an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 100,000,000 (the "Amendment", a copy of which is attached hereto as Annex A). The affirmative vote, either in person or by proxy, of the holders of more than 50% of the shares of Common Stock, Class A Preferred Stock and Series B Preferred Stock outstanding as of the Record Date (voting as one class), and the holders of more than 50% of the shares of Common Stock (voting as a separate class), is necessary to approve the Amendment. Accordingly, if a stockholder abstains from voting certain shares on the approval of the Amendment, or a beneficial owner fails to deliver written instructions to his nominee holder of shares so that the nominee holder is not able to vote such shares, it will have the effect of a negative note.

     Each of the enclosed forms of proxy provides a means for holders of Common Stock, Class A Preferred Stock or Series B Preferred Stock to vote for or against the Amendment, or to abstain from voting on the Amendment. Each properly executed proxy received in time for the meeting will be voted as specified thereon. If a holder of Common Stock, Class A Preferred Stock or Series B Preferred Stock does not specify otherwise, the shares represented by such stockholder's proxy will be voted for the Amendment.

     As noted above, International and E.H. Hawes, II beneficially own 9,032,776 shares of Common Stock, representing approximately 36.1% of the outstanding shares of Common Stock, and 3,096,000 shares of Series B Preferred Stock, representing approximately 41.3% of the outstanding combined shares of Common Stock, Class A Preferred Stock and Series B Preferred Stock. International and Mr. Hawes have advised the Company that they intend to vote FOR approval and adoption of the Amendment.

REASONS FOR INCREASE OF AUTHORIZED SHARES

     As of the Record Date, the Company had 24,999,698 shares of Common Stock issued and outstanding, leaving only 302 shares of authorized but unissued Common Stock. In order to provide the Company flexibility and sufficient shares of Common Stock available for issuance from time to time by the Board of Directors upon its determination that such issuance is appropriate and in the best interest of the Company, the Board has approved, and recommends that the holders of Common Stock, Class A Preferred Stock and Series B Preferred Stock approve, the Amendment to increase the number of authorized shares of Common Stock to 100,000,000 shares. Moreover, the Company has the right to call the outstanding Class A Preferred Stock for conversion into Common Stock, and it has called such shares for conversion, subject to approval of the Amendment by the stockholders, which will result in 8,240,000 shares of Common Stock being issued to the holders of Class A Preferred Stock and an additional 5,452,854 shares of Common Stock being issued to International pursuant to certain anti-dilution rights of International. See "Call of Class A Preferred Stock for Conversion", below, for a further discussion of the issuance of these shares of Common Stock. The Company also has outstanding options granted to directors and executive officers representing 1,210,000 shares of Common Stock and the 3,096,000 outstanding shares of Series B Preferred Stock are convertible into 3,096,000 shares of Common Stock. Other than the issuance of shares of Common Stock to holders of Class A Preferred Stock upon the call for conversion, the issuance of shares to International pursuant to its anti-dilution rights, the issuance of shares upon exercise of these outstanding options and the conversion of Series B Preferred Stock, the Company is not presently a party to any agreement, letter of intent or understanding with any other party respecting any issuance of additional shares of Common Stock.

CALL OF CLASS A PREFERRED STOCK FOR CONVERSION

     The Company has the right at any time prior to June 10, 1998 to call for conversion into Common Stock all of the outstanding shares of Class A Preferred Stock. On May 4, 1998, the Company delivered notice to all holders of Class A Preferred Stock that the Class A Preferred Stock would be converted into Common Stock, subject to approval of the Amendment by the stockholders at the annual meeting. Upon approval of the Amendment, the 1,287,000 outstanding shares of Class A Preferred Stock will be automatically converted into 8,240,000 shares of Common Stock and the Class A Preferred Stock will be cancelled. Simultaneously, International will be issued an additional 5,452,854 shares of Common Stock as a result of a one-time contractual anti-dilution right tied to the conversion of Class A Preferred Stock.

     The Class A Preferred Stock has a par value of $3.00 per share and bears a 10% annual cumulative dividend on par value; has a liquidation preference over Common Stock and Series B Preferred Stock equal to its par value (a total of $3,861,000) plus any accumulated and unpaid dividends; is redeemable by the Company at a redemption price equal to its par value (a total of $3,861,000) plus any accumulated and unpaid dividends; is convertible by the holder into Common Stock on a share-for-share basis (subject to certain anti-dilution adjustments), or can be called for conversion by the Company prior to June 10, 1998 on the basis described in the preceding paragraph; and is entitled to vote together with Common Stock and Series B Preferred Stock as a single class, and not as a separate class (except where expressly mandated and required by law, or in connection with a proposed amendment to the rights of Class A Preferred Stock), on all matters to be presented to the holders of Common Stock, with the holders of Common Stock and Series B Preferred Stock and the holders of Class A Preferred Stock being entitled to one vote for each such share held. Effective June 10, 1996, all holders of Class A Preferred Stock granted the Company a moratorium on the accrual of dividends until June 10, 1998, and granted the Company the right to call for conversion all outstanding shares of Class A Preferred Stock into 8,240,000 shares of Common Stock. After the anticipated conversion of Class A Preferred Stock into Common Stock following the annual meeting, the $780,000 of dividends which had accrued on the Class A Preferred Stock prior to June 10, 1996 will continue to exist as accrued dividends payable and will be required to be paid prior to payment of any dividends or other distributions on Common Stock or Series B Preferred Stock.

GENERAL EFFECT OF AMENDMENT AND CALL FOR CONVERSION

     The effect of the approval of the Amendment and the call for conversion of Class A Preferred Stock will have the following effect on the aggregate number of shares of Common Stock, Class A Preferred Stock and Series B Preferred Stock:

                                             Prior to Amendment   After Amendment
Number of Shares                                  And Call            And Call
----------------                             ------------------   ---------------
Common Stock
     Authorized                                      25,000,000       100,000,000
     Outstanding                                     24,999,698        38,692,552
     Available for issuance                                 302        36,307,448

Class A Preferred Stock
     Authorized                                       1,287,000               -
     Outstanding                                      1,287,000               -
     Available for Issuance                                 -                 -

Preferred Stock
     Authorized                                      10,000,000        10,000,000
     Outstanding Series B                             3,096,000         3,096,000
     Available for Issuance                           6,904,000         6,904,000

Proforma
Financial Data/(1)/
-------------------

Stockholders' equity
     Class A Preferred Stock                        $ 3,861,000      $        -
     Series B Preferred Stock                            30,960            30,960
     Common Stock                                       249,997           386,926
     Additional paid-in capital (deficit)            (3,257,112)          466,959
     Retained earnings (deficit)                     (1,745,511)       (1,745,511)
                                                    -----------      ------------
     Total stockholders' equity                     $  (860,666)     $   (860,666)
                                                    ===========      ============


______________

/(1)/ Based upon audited financial information at December 31, 1997, as adjusted to reflect subsequent conversions.
______________

     The conversion of Class A Preferred Stock will remove the $3,861,000 liquidation preference which currently ranks ahead of the holders of Common Stock and Series B Preferred Stock, and will terminate the 10% dividend presently ranking ahead of any dividends that could be declared on the Common Stock and Series B Preferred Stock. Upon conversion of the Class A Preferred Stock, an additional 13,692,854 shares of Common Stock will be issued and outstanding. This represents an increase of 46.6% in voting shares. Consequently, with regard to the number of voting shares owned before and after the conversion, the voting percentage of International and E.H. Hawes, II will be approximately 41.3% before and approximately 42.1% after; the voting percentages on an aggregate of the holders of Class A Preferred Stock (without regard to any shares of Common Stock already owned by them) will increase from 4.4% to 19.7% after the conversion; and the percentage voting interest of all holders of Common Stock (other than International and Mr. Hawes and the holders of Class A Preferred Stock, without regard to any shares of Common Stock already owned by holders of Class A Preferred Stock) will decrease from approximately 54.3% to approximately 38.2% following the conversion.

INTEREST OF CERTAIN PERSONS IN AMENDMENT AND CALL

     As noted above, upon conversion of the Class A Preferred Stock, International will be issued 5,452,854 shares of Common Stock as a result of its one-time contractual anti-dilution right tied to such conversion. E.H. Hawes, II, the Chairman, President and Chief Executive Officer of the Company, is also deemed to beneficially own the shares issued to International. Mr. Hawes and International beneficially own 9,032,776 shares of Common Stock, representing approximately 36.1% of the issued and outstanding shares of Common Stock as of the Record Date, and will beneficially own 14,485,630 shares of Common Stock after conversion of the Class A Preferred Stock, representing approximately 37.4% of the then issued and outstanding shares of Common Stock.

     Lamar E. Ozley, Jr., the President of the Company until January 1, 1998, beneficially owned 1,136,494 shares of Common Stock and 249,356 shares of Class A Preferred Stock as of the Record Date, representing approximately 4.5% and 19.4% of the outstanding shares of each such class of stock, and will beneficially own 2,732,992 shares of Common Stock, representing approximately 7.1% of the then outstanding shares of Common Stock, after conversion of the Class A Preferred Stock.

FEDERAL INCOME TAX CONSEQUENCES

     A summary of the federal income tax consequences of the proposed Amendment and call for conversion of Class A Preferred Stock is set forth below. The following discussion is based upon present federal tax law and does not purport to be a complete discussion of such consequences. Accordingly, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED AMENDMENT AND CALL ON THEIR INDIVIDUAL TAX STATUS.

     1. The proposed Amendment and call for conversion of Class A Preferred Stock will not be a taxable transaction to the Company.

     2. A stockholder will not recognize any gain or loss as a result of the Amendment and call for conversion of Class A Preferred Stock.

     3. The aggregate tax basis of the holders of Class A Preferred Stock will carry over and will be the aggregate tax basis for the shares of Common Stock issued upon conversion of the Class A Preferred Stock. The holding period of the Common Stock issued upon conversion generally will include the holding period of the stockholder's Class A Preferred Stock, provided the shares of Class A Preferred Stock were capital assets in the hands of such stockholder.

NO DISSENTERS' RIGHT

     Under Delaware law, stockholders are not entitled to dissenters' rights with respect to the approval and adoption of the Amendment or the call for conversion of Class A Preferred Stock or the issuance of any shares of Common Stock upon such conversion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE
                                         ---
AMENDMENT.


                         STOCKHOLDER PROPOSALS FOR THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS


     Proposals of stockholders must be received by the Company at its principal executive office at 13150 Coit Road, Suite 125, Dallas, Texas 75240, by January 21, 1999 for inclusion in the Company's proxy statement and form of proxy relating to the 1999 annual meeting of stockholders.


               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS


     Arthur Anderson LLP served as the Company's principal independent public accountants for 1997 and has been selected to by the Company to serve in fiscal 1998. Representatives of Arthur Andersen LLP are expected to be present at the 1998 annual meeting of stockholders with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                                 OTHER MATTERS


     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain officers and employees of the Company may solicit the return of proxies by telephone, telegram or personal interviews.

                                    By Order of the Board of Directors

                                    E. H. Hawes, II
                                    President


May 22, 1998

                                                            ANNEX A
                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION

     North American Gaming and Entertainment Corporation (the "Corporation), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     A. Adoption by Directors. That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                         Increase in Authorized Shares
                         -----------------------------

     "RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing subparagraph (1) of the Article thereof numbered "FOURTH" so that, as amended, said subparagraph (1) of said Article "FOURTH" shall be and read as follows:

          FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is

               (1) One hundred million (100,000,000) shares of Common Stock of the par value of One Cent ($.01) each,"

     B. Adoption by Stockholders. That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     C. Authority. That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     D. Effect on Capital. That the capital of the Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by E.H. Hawes, II, its President, as of the 4th day of June, 1998.



                              NORTH AMERICAN GAMING AND ENTERTAINMENT
                              CORPORATION


                              By:
                                 ---------------------------------------
                                    E.H. Hawes, II, President

PRELIMINARY COPY

                              COMMON STOCK PROXY

              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION

   THIS COMMON STOCK PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of North American Gaming and Entertainment Corporation (the "Company") to be held at the Crown Plaza Suites, located at 7800 Alpha Road, Dallas, Texas 75240, on June 4, 1998, beginning at 10:00 a.m., local time, and the Proxy Statement in connection therewith and (2) appoints E. H. Hawes, II and George J. Akmon, and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

  The undersigned directs that the undersigned's proxy be voted as follows:

  1. ELECTION OF [ ] FOR all nominees     [ ] WITHHOLD AUTHORITY [ ] ABSTAIN
     DIRECTORS       listed below (except     to vote for all        from voting
                     as marked to the         nominees listed
                     contrary below)          below

          E. H. Hawes, II, Daryl N. Snadon and Richard P. Crane, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------
  2. APPROVAL AND  [ ] FOR Approval and    [ ] AGAINST Approval  [ ] ABSTAIN
     AND ADOPTION      Adoption of the         and Adoption of       from voting
     OF AMENDMENT      Amendment described     the Amendment
                       below                   described below

                    The Amendment is the Certificate of Amendment of Certificate of Incorporation of the Company in the form attached as Annex A to the Proxy Statement which increases the number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares.

  3. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

     This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the election of the director nominees in item 1 above and for approval and adoption of the Amendment in item 2 above.

     The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

     If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     Please date, sign and mail this proxy to the Company.


                                    Date
                                         ----------------------  -----, 1998

                                    ------------------------------------------
                                           Signature of Stockholder


                                    ------------------------------------------
                                           Signature of Stockholder

                                    Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

PRELIMINARY COPY

                         CLASS A PREFERRED STOCK PROXY

              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION

   THIS CLASS A PREFERRED STOCK PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                   DIRECTORS


  The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of North American Gaming and Entertainment Corporation (the "Company") to be held at the Crown Plaza Suites, located at 7800 Alpha Road, Dallas, Texas 75240, June 4, 1998, beginning at 10:00 a.m., local time, and the Proxy Statement in connection therewith and (2) appoints E.H. Hawes, II and George J. Akmon and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Series B Preferred Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

  The undersigned directs that the undersigned's proxy be voted as follows:

  1. ELECTION OF [ ] FOR all nominees     [ ] WITHHOLD AUTHORITY [ ] ABSTAIN
     DIRECTORS       listed below (except     to vote for all        from voting
                     as marked to the         nominees listed
                     contrary below)          below

          E. H. Hawes, II, Daryl N. Snadon and Richard P. Crane, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------
  2. APPROVAL AND  [ ] FOR Approval and    [ ] AGAINST Approval  [ ] ABSTAIN
     AND ADOPTION      Adoption of the         and Adoption of       from voting
     OF AMENDMENT      Amendment described     the Amendment
                       below                   described below

               The Amendment is the Certificate of Amendment of Certificate of Incorporation of the Company in the form attached as Annex A to the Proxy Statement which increases the number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares.


  3. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

  This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the election of the director nominees in item 1 above and for approval and adoption of the Amendment in item 2 above.

  The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Series B Preferred Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

  If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     Please date, sign and mail this proxy to the Company.



                                    Date
                                        ------------------------ ----, 1998

                                    ----------------------------------------
                                             Signature of Stockholder


                                    ----------------------------------------
                                             Signature of Stockholder

                                    Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.

PRELIMINARY COPY

                        SERIES B PREFERRED STOCK PROXY

              NORTH AMERICAN GAMING AND ENTERTAINMENT CORPORATION

  THIS SERIES B PREFERRED STOCK PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                   DIRECTORS

  The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of North American Gaming and Entertainment Corporation (the "Company") to be held at the Crown Plaza Suites, located at 7800 Alpha Road, Dallas, Texas 75240, June 4, 1998, beginning at 10:00 a.m., local time, and the Proxy Statement in connection therewith and (2) appoints E.H. Hawes, II and George J. Akmon and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Series B Preferred Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

  The undersigned directs that the undersigned's proxy be voted as follows:


  1. ELECTION OF [ ] FOR all nominees     [ ] WITHHOLD AUTHORITY [ ] ABSTAIN
     DIRECTORS       listed below (except     to vote for all        from voting
                     as marked to the         nominees listed
                     contrary below)          below

          E. H. Hawes, II, Daryl N. Snadon and Richard P. Crane, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------
  2. APPROVAL AND  [ ] FOR Approval and    [ ] AGAINST Approval  [ ] ABSTAIN
     AND ADOPTION      Adoption of the         and Adoption of       from voting
     OF AMENDMENT      Amendment described     the Amendment
                       below                   described below

               The Amendment is the Certificate of Amendment of Certificate of Incorporation of the Company in the form attached as Annex A to the Proxy Statement which increases the number of authorized shares of Common Stock from 25,000,000 shares to 100,000,000 shares.

  3. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

  This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the election of the director nominees in item 1 above and for approval and adoption of the Amendment in item 2 above.

  The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Series B Preferred Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

  If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

  Please date, sign and mail this proxy to the Company.


                                    Date
                                        ---------------------- ----, 1998

                                    ------------------------------------------
                                            Signature of Stockholder


                                    ------------------------------------------
                                            Signature of Stockholder


                                    Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.